UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2015

Cloud Peak Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34547	26-3088162
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 S. Gillette Ave., Gillette, Wyoming	82716
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (307) 687-6000

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                                           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Modification of Director Third Party Compensation Bylaw Provision to Provide for Disclosure In Lieu of Disqualification

On April 29, 2015, the Board of Directors (the “Board”) of Cloud Peak Energy Inc. (the “Company”) approved and adopted an amendment to the Company’s Amended and Restated Bylaws. The amendment modifies a director qualification provision relating to the receipt by directors or director candidates of third party compensation in connection with their service or candidacy as a director, to provide that such persons would not be disqualified so long as they fully disclose their third party compensation arrangements to the Company’s stockholders and agree to assume responsibility for any legal or regulatory violations arising out of their third party compensation disclosures.

The Board believes all directors should be motivated to act in the interest of increasing long-term stockholder value and that special compensation arrangements can bias the recipients towards a specific short-term objective regardless of whether that objective is in the best interests of all stockholders.  The Board believes that special compensation arrangements for specific directors pose a number of risks, including:

•            creating a subset of directors with different incentives from those of the other directors and that represent only the interests of third parties or certain stockholders who are providing the special compensation arrangements, thereby creating divisiveness among the directors;

•            introducing unnecessary and problematic complexity and conflicts in corporate decision-making at the board level and calling into question directors’ ability to satisfy their fiduciary duties;

•            creating a subset of directors who have a significant monetary incentive to sell the company or manage it to attain the highest possible stock price in the short-run, even if detrimental to long-term prospects for growth and value creation;

•            providing an economic incentive to take a company in a certain direction within a time frame that may not be in the best interests of the company or its stockholders;

•            undermining a board’s ability to determine corporate goals and the time frame for achieving those goals; and

•            removing from a board of directors its authority to determine director compensation.

The Board determined that requiring full disclosure of third party compensation arrangements of directors and director nominees in lieu of disqualification will allow the Company’s stockholders to evaluate any such third party compensation arrangements and cast their votes accordingly with regard to any such director nominees.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to Amendment No. 1 to the Amended and Restated Bylaws, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

3.1	Amendment No. 1 to Amended and Restated Bylaws of Cloud Peak Energy Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLOUD PEAK ENERGY INC.

Date: April 29, 2015	By:	/s/ Bryan J. Pechersky
	Name:	Bryan J. Pechersky
	Title:	Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment No. 1 to Amended and Restated Bylaws of Cloud Peak Energy Inc.